                                                                   Exhibit 10.1


                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                      KNOWLEDGE NETWORKS ACQUISITIONS, INC.

                           INTREPID INTERNATIONAL S.A.

                                       AND

                      CERTAIN PURCHASERS IDENTIFIED HEREIN

                             Dated February 5, 1999


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
                                                  TABLE OF CONTENTS

ARTICLE I         THE PURCHASE AND SALE.......................................................................1
             1.1  Purchase and Sale of Shares.................................................................1
             1.2  Closing.....................................................................................1
             1.3  Consideration...............................................................................1
             1.4  Resignation of Directors and Officers of the Company........................................2
             1.5  Delivery of Certificate.....................................................................2
             1.6  Rescission Right............................................................................2

ARTICLE II        REPRESENTATIONS AND WARRANTIES............................................................  2
             2.1  Representations and Warranties of the Company and the Shareholder.........................  2
                  2.1.1     Organization, Standing and Power................................................  2
                  2.1.2     Company Capital Structure and Ownership.........................................  3
                  2.1.3     Authority.......................................................................  3
                  2.1.4     Compliance with Laws and Other Instruments......................................  3
                  2.1.5     Technology and Intellectual Property............................................  4
                  2.1.6     Financial Statements............................................................  4
                  2.1.7     Taxes...........................................................................  4
                  2.1.8     Absence of Certain Changes and Events...........................................  5
                  2.1.9     Guarantees and Suretyships......................................................  5
                  2.1.10    Leases in Effect................................................................  6
                  2.1.11    Certain Transactions............................................................  6
                  2.1.12    Litigation and Other Proceedings................................................  6
                  2.1.13    Major Contracts.................................................................  6
                  2.1.14    Employees.......................................................................  7
                  2.1.15    Employee Benefit Plans..........................................................  7
                  2.1.16    Certain Agreements..............................................................  7
                  2.1.17    Brokers and Finders.............................................................  8
                  2.1.18    Environmental Matters...........................................................  8
                  2.1.19    NASD and SEC Matters............................................................  9
                  2.1.20    Absence of Activities Since Reorganization......................................  9
                  2.1.21    Disclosure......................................................................  9
                  2.1.22    Reliance........................................................................  9
             2.2  Representations and Warranties of the Purchasers..........................................  10
                  2.2.1     Organization; Standing and Power................................................  10
                  2.2.2     Authority.......................................................................  10
                  2.2.3     Compliance with Laws and Other Instruments......................................  10
                  2.2.4     Investment Representations......................................................  10
                  2.2.5     Reliance......................................................................... 10

ARTICLE III       COVENANTS OF THE COMPANY AND THE SHAREHOLDER............................................... 11
             3.1  Conduct of Business........................................................................ 11
             3.2  Dividends, Issuance of or Changes in Securities............................................ 11
             3.3  Governing Documents........................................................................ 12


             3.4  Exclusivity; Acquisition Proposals......................................................... 12
             3.5  No Acquisitions............................................................................ 12
             3.6  Indebtedness............................................................................... 12
             3.7  Compensation............................................................................... 12
             3.9  Claims..................................................................................... 12
             3.10 Access to Properties and Records........................................................... 12
             3.11 Breach of Representation and Warranties.................................................... 12
             3.12 Tax Returns................................................................................ 13
             3.13 Notice of Events........................................................................... 13
             3.14 Reasonable Efforts......................................................................... 13

ARTICLE IV        COVENANTS OF the purchasers................................................................ 13
             4.1  Breach of Representations and Warranties................................................... 13
             4.2  Reasonable Efforts......................................................................... 13
             4.3  Counterpart Signature Pages................................................................ 13

ARTICLE V         ADDITIONAL AGREEMENTS...................................................................... 14
             5.1  Legal Conditions........................................................................... 14
             5.2  Expenses................................................................................... 14
             5.4  Additional Agreements...................................................................... 14

ARTICLE VI        CONDITIONS PRECEDENT....................................................................... 14
             6.1  Conditions to Each Party's Obligations..................................................... 14
                  6.1.1     No Restraints.................................................................... 14
             6.2  Conditions of Obligations of the Purchasers................................................ 14
                  6.2.1     Representations and Warranties of the Company and the Shareholder................ 14
                  6.2.2     Performance of Obligations of the Company and the Shareholder.................... 15
                  6.2.3     The Reverse Split, Warrant Repurchase, Amendment to Form D....................... 15
                  6.2.4     Legal Action..................................................................... 15
             6.3  Conditions of Obligation of the Company and the Shareholder................................ 15
                  6.3.1     Representations and Warranties of the Purchasers................................. 15
                  6.3.2     Performance of Obligations of the Purchasers..................................... 15

ARTICLE VII       INDEMNIFICATION............................................................................ 15
             7.1  Indemnification Relating to Agreement...................................................... 15
             7.2  Third Party Claims......................................................................... 16
             7.3  Other Remedies............................................................................. 16
             7.4  Binding Effect............................................................................. 17

ARTICLE VIII      TERMINATION................................................................................ 17
             8.1  Mutual Agreement........................................................................... 17
             8.2  Termination by the Purchasers.............................................................. 17
             8.3  Termination by the Company................................................................. 17

             8.4  Outside Date............................................................................. 17
             8.5  Effect of Termination.................................................................... 17

ARTICLE IX        MISCELLANEOUS............................................................................ 17
             9.1  Entire Agreement......................................................................... 17
             9.2  Governing Law............................................................................ 17
             9.3  Headings................................................................................. 18
             9.4  Notices.................................................................................. 18
             9.5  Severability............................................................................. 19
             9.6  Survival of Representations and Warranties............................................... 19
             9.7  Assignment............................................................................... 19
             9.8  Counterparts............................................................................. 19
             9.9  Amendment................................................................................ 19
             9.10 Extension, Waiver........................................................................ 19
             9.11 Interpretation........................................................................... 20
             9.12 Time of Essence.......................................................................... 20

                            STOCK PURCHASE AGREEMENT

         This STOCK PURCHASE AGREEMENT, is made and entered into this 5th day of February, 1999 (this "Agreement"), by and among Knowledge Networks Acquisitions, Inc., a Nevada corporation (the "Company"), Intrepid International, S.A. (the "Shareholder"), and the undersigned Purchasers (the "Purchasers"). Verus Capital Corp., a British Columbia corporation ("Verus"), is joined solely as agent on behalf of the Purchasers.

         INTENDING TO BE LEGALLY BOUND, and in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, the parties hereby agree as follows:

                                    ARTICLE I
                              THE PURCHASE AND SALE

         1.1 Purchase and Sale of Shares. Subject to the terms and conditions of this Agreement, the Company agrees to sell to each Purchaser and each Purchaser agrees to purchase from the Company the number of shares of common stock, par value $0.001 per share (the "Common Stock") of the Company as set forth on
Schedule 1.3 in exchange for payment of the Consideration (as defined in Section 1.3). The total number of shares of Common Stock to be issued to the Purchasers pursuant to this Section 1.1 is 2,750,000 shares of Common Stock (the "Shares"). The Shares are being issued by the Company pursuant to an exemption from registration under the Securities Act of 1933, as amended (the "Act"), pursuant to Rule 504 thereunder.

         1.2 Closing. The closing of the transactions contemplated by Section
1.1 (the "Closing") will take place at 10:00 a.m., local time (the "Effective Time") on the date (the "Closing Date") as soon as practicable after satisfaction or waiver of the last to be fulfilled of the conditions set forth in Article VI, that by their terms are to occur at or prior to the Closing, at the offices of Preston Gates & Ellis LLP, Seattle, Washington, unless another time, date or place is agreed to in writing by the parties hereto.

         1.3 Consideration. Each Purchaser has loaned funds (collectively, the "Loans") to Wattage Monitor LLC, a Delaware limited liability company (the "LLC") in the amount reflected on Schedule 1.3, representing an aggregate amount of $1,000,000. Subject to the terms and conditions of this Agreement, the Shares (as defined in Section 1.1) shall, as of the Effective Time, be issued to each Purchaser in exchange for the assignment by each Purchaser of the right to repayment of the Loan held by each such Purchaser from the LLC (the "Consideration") which rights are hereby assigned by the Purchasers to the Company effective upon the Closing. In addition in the event the LLC is merged with and into the Company (the "Merger"), and if as a condition to closing of the Merger, the Purchasers are required to place a portion of the Shares in escrow subject to forfeiture in the event the Purchasers (or their designees) do not invest or cause to be invested additional capital into the Company, the Purchasers agree to place up to 1,000,000 of the Shares in an escrow arrangement which shares will be subject to forfeiture in the event that the Purchasers (or their designees) do not satisfy any such additional funding obligations specified in the agreement providing for the terms and conditions of the Merger.

         1.4 Resignation of Directors and Officers of the Company. Effective as of the Effective Time, each of the directors and officers of the Company shall resign and the Purchasers shall appoint new officers and directors for the Company.

         1.5 Delivery of Certificates. Prior to Closing, the Company shall use its best efforts to cause each holder of a certificate or certificates representing Common Stock outstanding prior to the Closing to surrender such certificates to the Company or a designated exchange agent, together with such duly executed documentation as may be reasonably required by the Purchasers to effect a the Reverse Split (as defined in Section 3.2) and the Company shall deliver or cause to be delivered to each shareholder so surrendering its certificate a replacement certificate representing such shareholder's ownership of Common Stock after giving effect to the Reverse Split.

         1.6 Rescission Right. In the event that the Merger is not effected on or prior to March 31, 1999, at the election or either the Company, on the one hand, or the Purchasers (acting by a majority in interest of the Shares held by them), the issuance of the Shares and assignment of the Loans contemplated in this Article I shall be rescinded, cancelled and of no further force or effect and the parties shall take all reasonable and appropriate action necessary to implement such action.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

         2.1 Representations and Warranties of the Company and the Shareholder. Except as disclosed in a disclosure schedule attached hereto referring specifically to the representations and warranties in this Agreement which identifies by section number the section and subsection to which such disclosure relates (the "Disclosure Schedule"), the Company and the Shareholder, jointly and severally, represent and warrant as follows:

                  2.1.1 Organization, Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of Nevada, has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which a failure to so qualify would have a material adverse effect on the business condition of the Company or would prevent the Company from performing any of its obligations under this Agreement. In this Agreement, a "Subsidiary" of any corporation or other entity means a corporation, partnership or other entity of which such corporation or entity directly or indirectly owns or controls voting securities or other interests which are sufficient to elect a majority of the Board of Directors or other managers of such corporation, partnership or other entity. The Company does not have any Subsidiary. The Company has delivered to the Purchasers complete and correct copies of the articles, certificate, bylaws, and/or other primary charter and organizational documents ("Charter Documents") of the Company, in each case, as amended to the date hereof. The minute books and stock records of the Company contain correct and complete records of all material proceedings and actions taken at all meetings of, or effected by written consent of, the Shareholder of the Company and its Board of Directors, and all original issuances and subsequent transfers, repurchases, and cancellations of the Company's capital stock.

                  2.1.2 Company Capital Structure and Ownership. The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock of which 9,000,000 shares are issued and outstanding on the date hereof. As of the date hereof, 3,020,000 shares of Common Stock may be issued upon the exercise of outstanding warrants (the "Company Warrants"). All outstanding the shares of Common Stock are validly issued, fully paid, nonassessable and not subject to any preemptive rights, or to any agreement to which the Company is a party or by which the Company may be bound. Except for the shares described above issuable pursuant to the Company Warrants, there are not any options, warrants, calls, conversion rights, commitments, agreements, contracts, understandings, restrictions, arrangements or rights of any character to which the Company is a party or by which the Company may be bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of the Company, or obligating the Company to grant, extend or enter into any such option, warrant, call, conversion right, commitment, agreement, contract, understanding, restriction, arrangement or right. The Company does not have outstanding any bonds, debentures, notes or other indebtedness the holders of which have the right to vote (or convertible or exercisable into securities having the right to vote) with holders of the Common Stock on any matter (the "Company Voting Debt").

                  2.1.3 Authority. The execution, delivery, and performance of this Agreement by the Company has been duly authorized by all necessary corporate action of the Board of Directors of the Company and the Shareholder. Certified copies of the resolutions adopted by the Board of Directors of the Company and the Shareholder approving this Agreement have been provided to the Purchasers. Each of the Company and the Shareholder has duly and validly executed and delivered this Agreement, and this Agreement constitutes a valid, binding, and enforceable obligation of each of the Company and the Shareholder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

                  2.1.4 Compliance with Laws and Other Instruments. The Company holds, and at all times has held, all licenses, permits, and authorizations (collectively, "Permits") from all Governmental Entities (as defined below) necessary for the lawful conduct of its business pursuant to all applicable statutes, laws, ordinances, rules, and regulations of all such authorities having jurisdiction over it or any part of its operations, excepting, however, when such failure to hold would not have a material adverse effect on the Company's business condition. There are no violations or claimed violations known by the Company or the Shareholder of any such license, permit, or authorization or any such statute, law, ordinance, rule or regulation. Neither the execution and delivery of this Agreement by the Company and the Shareholder nor the performance by the Company and the Shareholder of their obligations under this Agreement will violate any provision of laws, will conflict with, result in the breach of any of the terms or conditions of, constitute a breach of any of the terms or conditions of, constitute a default under, permit any party to accelerate any right under, renegotiate, or terminate, require consent, approval, or waiver by any party under, or result in the creation of any lien, charge, encumbrance, or restriction upon any of the properties, assets, or the Common Stock pursuant to, any of the Charter Documents or any agreement (including government contracts), indenture, mortgage, franchise, license, permit, lease or other instrument of any kind or which the Company is a party or by which the Company or any of its assets is bound or affected other than such violations, conflicts, breaches, defaults or rights which, singly or in the aggregate, would not have a material adverse effect on the Company's business condition or would not prevent the Company from performing any of its obligations under this Agreement. No consent, approval, order or authorization of or registration, declaration or filing with or exemption (collectively "Consents") by, any court, administrative agency or commission or other governmental authority or instrumentality, whether domestic or foreign (each a "Governmental Entity") is required by or with respect to the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for such other Consents, which if not obtained or made would not have a material adverse effect on the Company's Business Condition or would not prevent the Company from performing any of its obligations under this Agreement.

                  2.1.5 Technology and Intellectual Property. The Company is not, nor as a result of the execution or delivery of this Agreement, or performance of the Company's obligations hereunder, will the Company be, in violation of any license, sublicense or other agreement to which the Company is a party or otherwise bound. The Company is not obligated to provide any consideration (whether financial or otherwise) to any third party, nor is any third party otherwise entitled to any consideration, with respect to any exercise of rights by the Company in any patent, trademark, license, software or other form of intellectual property (collectively, "Intellectual Property").

                  2.1.6 Financial Statements. The Company has delivered to the Purchasers audited (an unaudited with respect to 1998) balance sheets as of December 31, 1997 and 1998, and the related audited statement of income for the years ended December 31, 1997 and 1998 (such balance sheets and statements of income are collectively referred to as the "Financial Statements"). Such Financial Statements: (i) are in accordance with the books and records of the Company; (ii) present fairly, in all material respects, the financial position of the Company as of the date indicated and the results of their operations for each of the periods indicated; and (iii) have been prepared in accordance with United States generally accepted accounting principles consistently applied. There are no off-balance sheet liabilities, claims or obligations of any nature, whether accrued, absolute, contingent, anticipated, or otherwise, whether due or to become due, that are not shown or provided for either in the Financial Statements.

                  2.1.7 Taxes. All tax returns, reports, and forms of the Company required to be filed under the laws of any jurisdiction, domestic or foreign, have been filed, which returns, reports and statements are true, correct and complete in all material respects, and all taxes, fees, and other governmental charges of any nature whatsoever which were required to be paid have been paid. Complete and correct copies of all federal, state, local and foreign income tax returns filed in connection with 1997 and each year thereafter have previously been delivered to the Purchasers by the Company. With respect to any taxable year: (i) the Company has not been notified that there is any assessment or proposed assessment of deficiency or additional tax or other governmental charge with respect to the Company, and (ii) there is no completed, pending, or, to the best knowledge of any of the Company or the Shareholder, threatened tax audit or investigation with respect to the Company. The amounts reflected for taxes on the balance sheet included in the Financial Statements are and will be sufficient for the payment of all unpaid federal, local, and foreign taxes, assessments, and deficiencies for all periods prior to and including the periods covered in the Financial Statements. For the purposes of this Agreement, the terms "tax" and "taxes" shall include all federal, state, local and foreign taxes, assessments, duties, tariffs, registration fees, and other governmental charges including without limitation all income, franchise, property, production, goods and services tax, state sales tax, use, payroll, license, windfall profits, severance, withholding, excise, gross receipts and other taxes, as well as any interest, additions or penalties relating thereto and any interest in respect of such additions or penalties.

                  2.1.8 Absence of Certain Changes and Events. Except for the transactions contemplated by this Agreement and as otherwise set forth in the Company Disclosure Schedule, since the Reorganization Date (as defined in
Section 2.1.20) there has not been:

                           (a) Any transaction entered into by the Company or
any change (or any development or combination of developments of which the Company or the Shareholder has knowledge which is reasonably likely to result in such a change) in the Company's business condition;

                           (b) Any declaration, payment, or setting aside of any
dividend or other distribution to or for the holders of any the Common Stock other than the Reverse Split;

                           (c) Any increase or decrease in the rates of
compensation payable or to become payable by the Company to any director, officer, employee, independent contractor, or any of the current the Shareholder of the Company or any bonus, percentage compensation, service award, or other benefit granted, made, or accrued to or to the credit of any such person, or any welfare, pension, retirement, or similar payment or arrangement made or agreed to by the Company; or

                           (d) any liability for any cost, charge or other
obligation to pay money, whether accrued or conditional, incurred by or on behalf of the Company.

                  2.1.9 Guarantees and Suretyships. The Company has no powers of attorney outstanding, the Company has no obligations or liabilities (absolute or contingent) as guarantor, surety, cosigner, endorser, co-maker, indemnitor, or otherwise respecting the obligations or liabilities of any person, corporation, partnership, joint venture, association, organization, or other entity.

                  2.1.10 Leases in Effect. The Company is not a party to or bound by or subject to any real property leases and subleases (each a "Lease" and collectively, the "Leases"), and there are no existing defaults under any Lease to which the Company was at any time bound or subject to, nor is there any event that with notice or lapse of time, or both, would constitute a material default by the Company thereunder.

                  2.1.11 Certain Transactions. Except as disclosed in the Company Disclosure Schedule, none of the directors or officers of the Company, or any shareholder of the Company or any member of any of their families, is presently a party to, or was a party to during the year preceding the date of this Agreement, any transaction with the Company, including, without limitation, any contract, agreement, or other arrangement (i) providing for the furnishing of services to or by, (ii) providing for rental of real or personal property to or from, or (iii) otherwise requiring payments to or from, any such person or any corporation, partnership, trust, or other entity in which any such person has or had a 5%-or-more interest (as a shareholder, partner, beneficiary, or otherwise) or is or was a director, officer, employee, or trustee.

                  2.1.12 Litigation and Other Proceedings. Neither the Company nor any of its officers, directors, or employees is a party to any pending or threatened action, suit, labor dispute (including any union representation proceeding), proceeding, investigation or discrimination claim in or by any court or governmental board, commission, agency, department, or officer, or any arbitrator. The Company is not subject to any order, writ, judgment, decree, or injunction.

                  2.1.13 Major Contracts. The Company is not a party to or subject to:

                           (a) Any union contract, or any employment contract or
arrangement providing for future compensation, written or oral, with any officer, consultant, director or employee;

                           (b) Any plan or contract or arrangement, written or
oral, providing for bonuses, pensions, deferred compensation, retirement payments, profit-sharing, or the like;

                           (c) Any joint venture contract or similar
arrangement;

                           (d) Any lease for real or personal property;

                           (f) Any material agreement, license, franchise,
permit, indenture or authorization which has not been terminated or performed in its entirety and not renewed;

                           (g) any instrument evidencing or related in any way
to indebtedness incurred in the acquisition of companies or other entities or indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, or otherwise;

                           (h) Any material license agreement, either as
licensor or licensee; or

                           (i) Any contract containing covenants purporting to
limit the Company's freedom to compete in any line of business in any geographic area.

                  2.1.14 Employees. Except as otherwise disclosed in the Company Disclosure Schedule:

                           (a) the Company has no employees and no written
employment agreements with any of its employees;

                           (b) the Company is not a part to any collective
bargaining agreements;

                           (c) there are no outstanding, pending, or to the
knowledge of the Shareholder, threatened actions, claims, grievances or proceedings pertaining to the Company pursuant to any taxation, health, employment or other law relating to employees or dependent or independent contractors;

                           (d) the Company has made or paid all payments,
premiums, assessments, penalties and/or remittances in a timely fashion in respect of its employees;

                           (e) all vacation pay for employees of the Company is
properly reflected and accrued in the books and accounts of the Company; and

                           (i) the Company is conducting its business in
compliance with all applicable taxation, health, labor and employment laws, rules, regulations, notices, and orders, including, without limiting the generality thereof, those pertaining to occupational health and safety, pay equity, employment equity, employment standards and workers' compensation and is not in breach of any such laws, rules, regulations, notices or orders.

                  2.1.15 Employee Benefit Plans. The Company has no bonus, deferred compensation, incentive compensation, share purchase, share option, stock appreciation, phantom stock, savings, profit sharing, severance or termination pay, health or other medical, life, disability or other insurance (whether insured or self-insured), supplementary unemployment benefit, pension, retirement, supplementary retirement and every other benefit plan, program, agreement or arrangement (whether written or unwritten), maintained or contributed to by the Company at any time for the benefit of any of its employees or dependant or independent contractors, or their respective dependants or beneficiaries (the "Benefit Plans");

                  2.1.16 Certain Agreements. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (i) result in any payment by the Company (including, without limitation, severance, unemployment compensation, parachute payment, bonus or otherwise) becoming due to any director, employee or independent contractor of the Company under any plan, agreement or otherwise.

                  2.1.17 Brokers and Finders. Neither the Company nor the Shareholder has retained any broker, finder, or investment banker in connection with this Agreement or any of the transactions contemplated by this Agreement, nor does or will the Company owe any fee or other amount to any broker, finder, or investment banker in connection with this Agreement or the transactions contemplated by this Agreement.

                  2.1.18 Environmental Matters.

                           (a) There has not been a discharge or release on any
real property owned or leased at any time by the Company (the "Real Property") of any Hazardous Material (as defined below) in violation of any federal, provincial or local statute, regulation, rule or order applicable to health, safety and the environment, including without limitation, contamination of soil, groundwater or the environment, generation, handling, storage, transportation or disposal of Hazardous Materials or exposure to Hazardous Materials;

                           (b) No Hazardous Material has been used by the
Company in the operation of the Company's business;

                           (c) The Company has not received from any
Governmental Entity or third party any request for information, notice of claim, demand letter or other notification, notice or information that the Company is or may be potentially subject to or responsible for any investigation or clean-up or other remediation of Hazardous Material present on any Real Property;

                           (d) There have been no environmental investigations,
studies, audits, tests, reviews or other analyses, the purpose of which was to discover, identify or otherwise characterize the condition of the soil, groundwater, air, or presence of asbestos at any of the Real Property sites;

                           (e) No asbestos has been removed from any Real
Property while such Real Property was owned or operated by the Company; and

                           (f) There are no underground storage tanks on, in or
under any of the Real Property and no underground storage tanks have been closed or removed from any Real Property which have been in the ownership of the Company.

         "Hazardous Material" means any substance (i) that is a "hazardous waste" or "hazardous substance" under any federal, provincial or local statute, regulation, rule or order, or (ii) that is toxic, explosive, corrosive, flammable, infectious, radioactive, or otherwise hazardous and is regulated by any Governmental Entity, or (iii) the presence of which on any of the Real Property causes or threatens to cause a nuisance on any of the Real Property or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about any of the Real Property, or (iv) the presence of which on adjacent properties could constitute a trespass by the Company or then current owner(s) of any of the Real Property.

         "Environmental Laws" means all statutes, regulations, municipal by-laws, codes, ordinances, decrees, rules, protocols, orders, judicial or administrative or ministerial regulatory judgments, orders, decisions and rulings, guidelines and policies applicable to the Company, and the Real Property relating to the protection of the natural environment, health and safety matters or conditions, Hazardous Material, including but not limited to storage, transportation, treatment and disposal of Hazardous Material, employee and product safety, releases of pollutants, contaminants, chemical or industrial, toxic or Hazardous Material into the environment or any building or structure or otherwise relating to the manufacture, processing, distributing, using, treating, storing, transporting or handling of Hazardous Material.

                  2.1.19 NASD and SEC Matters. The Company has delivered to the Purchasers a true, correct, and complete copy of the Company's information report filed with the Over-the-Counter Bulletin Board of the NASD (the "Bulletin Board") pursuant to NASD Rule 6740, together with all amendments thereof and supplements thereto (the "Company NASD Report"), which, as of the date hereof, is the only document that the Company was required to file with the NASD. As of its date, the Company NASD Report (i) complied as to form in all material respects with the requirements of the NASD rules and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements (including the notes thereto) included in the Company NASD Report complied as to form in all material respects with the published rules and regulations of the NASD. On January 4, 1999 the Common Stock was and on the date hereof the Common Stock is quoted on the Bulletin Board. The Company is in full compliance will all applicable requirements of the NASD and the SEC.

                  2.1.20 Absence of Activities Since Reorganization.. On December 16, 1998 (the "Reorganization Date") the Company effected a reorganization (the "Reorganization") pursuant to which it distributed to all shareholders of record on the Reorganization Date all of the stock of a newly formed Subsidiary which owned all of the assets and obligations of the Company prior to the Reorganization Date. Since the Reorganization Date, the Company has not conducted any business operation or activity other then in connection with the negotiation and execution of this Agreement.

                  2.1.21 Disclosure. Neither the representations or warranties made by the Company or the Shareholder in this Agreement, nor the Company Disclosure Schedule or any other certificate executed and delivered by the Company or the Shareholder pursuant to this Agreement, when taken together, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were made or furnished.

                  2.1.22 Reliance. The foregoing representations and warranties are made by the Company and the Shareholder with the knowledge and expectation that the Purchasers are placing reliance thereon.

         2.2 Representations and Warranties of the Purchasers. Each Purchaser, severally with respect to itself, represents and warrants as follows:

                  2.2.1 Organization, Standing and Power. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted.

                  2.2.2 Authority. The execution, delivery, and performance of this Agreement by the Purchaser has been duly authorized by all necessary action of the Board of Directors or other governing body of the Purchaser. The Purchaser has duly and validly executed and delivered this Agreement, and this Agreement constitutes a valid, binding, and enforceable obligation of the Purchaser in accordance with its terms.

                  2.2.3 Compliance with Laws and Other Instruments. Neither the execution and delivery of this Agreement by the Purchaser nor the performance by the Purchaser of its obligations under this Agreement will violate any provision of law or will conflict with, result in the breach of any of the terms and conditions of, constitute a default under, permit any party to accelerate any right under, renegotiate or terminate, require consent, approval, or waiver by any party under, or result in the creation of any lien, charge, or encumbrance upon any of the properties, assets, or shares of capital stock of the Purchaser pursuant to any charter document of the Purchaser or any agreement, indenture, mortgage, franchise, license, permit, lease, or other instrument of any kind to which the Purchaser is a party or by which the Purchaser or any of its assets are bound or affected other than such violations, conflicts, breaches, defaults or rights which, singly or in the aggregate, would not have a material adverse effect on the Purchaser's business condition or would not prevent the Purchaser from performing any of its obligations under this Agreement. No Consent is required by or with respect to the Purchaser in connection with the execution and delivery of this Agreement by the Purchaser or the consummation by the Purchaser of the transactions contemplated hereby or thereby, except for such consents, authorizations, filings, approvals and registrations which if not obtained or made would not have a material adverse effect on the Purchaser's business condition or would not prevent the Purchaser from performing any of its obligations under this Agreement.

                  2.2.4 Investment Representations. The Purchaser (i) is an "accredited investor" (as defined in Rule 501(a) under the Securities Act of 1933, as amended (the "Act")), (ii) has the capacity to protect his, her or its interests in connection with the transactions contemplated hereby, and (iii) is capable of evaluating the merits and risks of the transactions contemplated hereby.

                  2.2.5 Reliance. The foregoing representations and warranties are made by the Purchaser with the knowledge and expectation that the Company and the Shareholder are placing reliance thereon.

                                   ARTICLE III
                  COVENANTS OF THE COMPANY AND THE SHAREHOLDER

         During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company and the Shareholder, jointly and severally, agree (except as expressly contemplated by this Agreement):

         3.1 Conduct of Business. The Company shall not carry on any business. The Company shall promptly notify the Purchasers of any event or occurrence or emergency which is material and adverse to the Company's business condition. The Company shall not, except as approved in writing by the Purchasers:

                  (a) enter into any commitment or transaction;

                  (b) grant any severance or termination pay to any officer, director, independent contractor or employee of the Company;

                  (c) enter into or amend any agreement;

                  (d) commence a lawsuit; or

                  (e) issue, accelerate the vesting or otherwise modify any option, warrant, convertible security, or other right or agreement with respect to any equity security of the Company.

         3.2 Reverse Split, Dividends, Issuance of or Changes in Securities. As soon as practicable following the date hereof, the Company shall cause a One-for-Thirty Six (1-for-36) reverse split (the "Reverse Split") of its Common Stock to be effected so that following the Reverse Split, a total of 250,000 shares of Common Stock shall be issued and outstanding. Other than in connection with the Reverse Split, the Company shall not: (i) declare or pay any dividends on or make other distributions (whether in cash, shares or property), (ii) issue, deliver, or sell, or authorize, propose or agree to, or commit to the issuance, delivery, or sale of any shares of its capital stock of any class, any the Company Voting Debt or any securities convertible into its capital stock, any options, warrants, calls, conversion rights, commitments, agreements, contracts, understandings, restrictions, arrangements or rights of any character obligating the Company to issue any such shares, the Company Voting Debt or other convertible securities, (iii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, (iv) repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock or (iv) propose any of the foregoing. Notwithstanding the preceding sentence, prior to the Effective Time, the Company shall (i) effect the repurchase of the Company Warrants for a cash purchase price not to exceed $3,020 in the aggregate and (ii) file with the Securities and Exchange Commission (the "SEC") and the States of Louisiana and Texas an amendment to the Form D of the Company filed with the SEC on January 19, 1999 (the "Form D") which amends the offering exemption reflected therefor from Rule 504 to Rule 506 under the Act. In addition, at or prior to Closing the Company shall cause to be delivered to the Purchasers (and also addressed to the LLC) an opinion of counsel to the effect that the offering of Common Stock referred to in the Form D complied with all applicable requirements of Rule 506 under the Act.

         3.3 Governing Documents. The Company shall not amend its Charter Documents except with the prior written consent of the Purchasers.

         3.4 Exclusivity; Acquisition Proposals. Unless and until this Agreement shall have been terminated pursuant to Article VIII hereof and thereafter subject to Section 8.5, neither the Company nor the Shareholder shall take or cause or permit any person to take, directly or indirectly, any of the following actions with any party other than the Purchasers and its designees: (i) solicit, encourage, initiate or participate in any negotiations, inquiries or discussions with respect to any offer or proposal to acquire all or any significant part of its business, assets or capital shares whether by original issuance, merger, consolidation, other business combination, purchase of assets, tender or exchange offer or otherwise (each of the foregoing, an "Acquisition Transaction"); or (ii) enter into or execute any agreement relating to an Acquisition Transaction.

         3.5 No Acquisitions. The Company shall not acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to make any such acquisition.

         3.6 Indebtedness. Except as contemplated hereby, the Company shall not incur any indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, or otherwise.

         3.7 Compensation. The Company shall not adopt any benefit plan or pay any pension or retirement allowance. The Company shall not enter into any employment contracts, increase the salaries, wage rates or fringe benefits of its officers, directors or employees or pay bonuses or other remuneration.

         3.9 Claims. The Company shall not settle any claim, action or proceeding.

         3.10 Access to Properties and Records. Throughout the period between the date of this Agreement and the Closing, the Company shall give the Purchasers and their representatives full access to its contracts, commitments, books, records, and affairs, and shall provide the Purchasers with such financial and operating data and other information pertaining to its business as the Purchasers may request.

         3.11 Breach of Representation and Warranties. Neither the Company nor the Shareholder will take any action that would cause or constitute a breach of any of the representations and warranties set forth in Section 2.1 or that would cause any of such representations and warranties to be inaccurate in any material respect. In the event of, and promptly after becoming aware of, the occurrence of or the pending or threatened occurrence of any event that would cause or constitute such a breach or inaccuracy, the Company will give detailed notice thereof to the Purchasers and will use commercially reasonable efforts to prevent or promptly remedy such breach or inaccuracy.

         3.12 Tax Returns. The Company shall promptly provide the Purchasers with copies of all tax returns, reports and information statements that have been filed or are filed prior to or after the Closing Date. The Shareholder will fully indemnify, defend and hold the Purchasers harmless from any and all taxes
(i) attributable to the Company for all periods ended on or before the Closing Date; and (ii) which may be or become payable by the Shareholder, including without limitation, any taxes resulting from or arising as a consequence of the sale by the Shareholder of the Common Stock.

         3.13 Notice of Events. Throughout the period between the date of this Agreement and the Closing, the Company shall promptly advise the Purchasers of any and all material events and developments concerning its financial position, results of operations, assets, liabilities, or business or any of the items or matters concerning the Company covered by the representations, warranties, and covenants of the Company and the Shareholder contained in this Agreement.

         3.14 Reasonable Efforts. the Company and the Shareholder will use commercially reasonable efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to Closing under this Agreement.

                                   ARTICLE IV
                          COVENANTS OF THE PURCHASERS

         During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, each of the Purchasers severally with respect to itself agrees that:

         4.1 Breach of Representations and Warranties. The Purchaser will not take any action which would cause or constitute a breach of any of the representations and warranties set forth in Section 2.2 or which would cause any of such representations and warranties to be inaccurate in any material respect. In the event of, and promptly after becoming aware of, the occurrence of or the pending or threatened occurrence of any event which would cause or constitute such a breach or inaccuracy, the Purchasers will give detailed notice thereof to the Company and will use its best efforts to prevent or promptly remedy such breach or inaccuracy.

         4.2 Reasonable Efforts. The Purchaser will use commercially reasonable efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to Closing under this Agreement.

         4.3 Counterpart Signature Pages. At or prior to Closing, each Purchaser shall have executed and delivered to the Company a counterpart signature page to this Agreement. Execution of the signature page by each Purchaser shall evidence such Purchaser's acceptance and confirmation of Verus' authority as agent on behalf of such Purchaser and all terms and conditions set forth herein.

                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

         In addition to the foregoing, the Purchasers, the Company and the Shareholder each agree to take the following actions after the execution of this Agreement.

         5.1 Legal Conditions. Each of the Purchasers, the Company, and the Shareholder will take all commercially reasonable actions to obtain (and to cooperate with the other parties in obtaining) any consent required to be obtained or made by any such party in connection with the taking of any action contemplated by this Agreement.

         5.2 Expenses. Whether or not the transactions contemplated by this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expense.

         5.3 Additional Agreements. In case at any time after the Effective Time any further action is reasonably necessary or desirable to carry out the purposes or intent of this Agreement or the representations, warranties or covenants contained herein, the Shareholder and the proper officers and directors of each corporation which is a party to this Agreement shall take all such necessary action as reasonably requested by the Purchasers.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

         6.1 Conditions to Each Party's Obligations. The respective obligation of each party to effect the transaction contemplated by Section 1 shall be subject to the satisfaction prior to the Closing Date of the following conditions:

                  6.1.1 No Restraints. No statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any court or Governmental Entity of competent jurisdiction which enjoins or prohibits the consummation of the transactions contemplated by this Agreement shall be in effect.

         6.2 Conditions of Obligations of the Purchasers. The obligations of the Purchasers to effect the transactions contemplated by Section 1 are subject to the satisfaction of the following conditions unless waived by the Purchasers:

                  6.2.1 Representations and Warranties of the Company and the Shareholder. The representations and warranties of the Company and the Shareholder set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement. The Purchasers shall have received a certificate signed by or on behalf of each Shareholder and by the chief executive officer of the Company to such effect on the Closing Date.

                  6.2.2 Performance of Obligations of the Company and the Shareholder. The Company, and the Shareholder shall have performed in all material respects all agreements and covenants required to be performed by them under this Agreement prior to the Closing Date, and the Purchasers shall have received a certificate signed by or on behalf of the Shareholder and the chief executive officer of the Company to such effect on the Closing Date.

                  6.2.3 The Reverse Split, Warrant Repurchase, Amendment to Form
D. The Reverse Split and repurchase of all outstanding Warrants shall have been effected on terms and conditions acceptable to the Purchasers. The Company shall have also filed an amendment to the Form D with the SEC and States of Louisiana and Texas as contemplated by Section 3.2.

                  6.2.4 Legal Action. There shall not be overtly threatened or pending any action, proceeding or other application before any court or Government Entity brought by any person or Governmental Entity challenging or seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain any material damages caused by such transaction.

         6.3 Conditions of Obligation of the Company and the Shareholder. The obligation of the Company and the Shareholder to effect the transactions contemplated by Section 1 is subject to the satisfaction of the following conditions unless waived by the Company and the Shareholder:

                  6.3.1 Representations and Warranties of the Purchasers. The representations and warranties of the Purchasers set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date.

                  6.3.2 Performance of Obligations of the Purchasers. The Purchasers shall have performed in all material respects all agreements and covenants required to be performed by them under this Agreement prior to the Closing Date.

                                   ARTICLE VII
                                 INDEMNIFICATION

         7.1 Indemnification Relating to Agreement. The Shareholder agrees to defend, indemnify, and hold each Purchaser harmless from and against, and to reimburse each Purchaser with respect to, any and all losses, damages, liabilities, claims, judgments, settlements, fines, costs, and expenses (including attorneys' fees) ("Indemnifiable Amounts") of every nature whatsoever incurred by the Purchaser by reason of or arising out of or in connection with
(i) any breach, or any claim (including claims by parties other than the Purchasers) that if true, would constitute a breach, by the Company or the Shareholder of any representation or warranty of the Company or the Shareholder contained in this Agreement or in any certificate or other document delivered to the Purchaser pursuant to the provisions of this Agreement, (ii) the failure, partial or total, of the Company or the Shareholder to perform any agreement or covenant required by this Agreement to be performed by it, (iii) claims by third parties relating to any action or omission prior to Closing by the Company or the Shareholder, their affiliates, agents or representatives and
(iv) claims by third parties relating to the business conducted the Company or the Shareholder prior to the Effective Time or with respect to services performed or products supplied to customers of the Company before the Effective Time or any other third party claims or liabilities in any way arising from the Company prior to Closing. The obligations of the Shareholder to indemnify the Purchasers shall be determined without regard to any right to indemnification to which the Shareholder may have in his or her capacity as an officer, director, employee, agent or any other capacity of the Company and the Shareholder shall not be entitled to any indemnification or contribution from the Company for amounts paid hereunder or in any way arising out of this Agreement. As used in this Article VII, the term "Purchaser" shall include any officer, director, employee or agent of a Purchaser and any person or entity controlling, controlled by or under common control with a Purchaser.

         7.2 Third Party Claims. With respect to any claims or demands by third parties, whenever any Purchaser shall have received a written notice that such a claim or demand has been asserted or threatened, the Purchasers shall notify the Shareholder of such claim or demand and of the facts within the Purchasers' knowledge that relate thereto within a reasonable time after receiving such written notice. The Shareholder shall then have the right to contest, negotiate or settle any such claim or demand through counsel of their own selection, satisfactory to the Purchasers and solely at their own cost, risk, and expense, provided that the Shareholder has acknowledged in writing its unqualified obligation to indemnify the Purchasers with respect to the matter so notified by the Purchaser. Notwithstanding the preceding sentence, the Shareholder shall not settle, compromise, or offer to settle or compromise any such claim or demand without the prior written consent of the Purchasers, which consent shall not be unreasonably withheld. If the Shareholder fails to give written notice to the Purchasers of its intention to contest or settle any such claim or demand within thirty (30) calendar days after the Purchasers have notified the Shareholder that any such claim or demand has been made in writing and received by the Purchasers, or if any such notice is given but any such claim or demand is not promptly contested by the Shareholder, the Purchasers shall have the right to satisfy and discharge the same by payment, compromise, or otherwise, and the Shareholder shall be entirely liable therefor to the Purchasers under this indemnity. The Purchasers may also, if they so elect and entirely within their own discretion, defend any such claim or demand if the Shareholder fails to give notice of its intention to contest or settle any such claim or demand, in which event the Shareholder shall be required to indemnify the Purchasers and their affiliates for any and all costs, losses, liabilities, and expenses whatsoever, including without limitation reasonable attorneys' and other professional fees, that the Purchasers may sustain, suffer, incur, or become subject to as a result of the Purchasers' decision to defend any such claim or demand.

         7.3 Other Remedies. Nothing contained in this Article VII shall be in lieu of, or constitute a waiver of, any remedies at law or in equity that any Purchaser may otherwise have against the Shareholder for wrongful action by the Shareholder.

         7.4 Binding Effect. The indemnification obligations of the Shareholder contained in this Article VII are an integral part of this Agreement in the absence of which the Purchasers would not have entered into this Agreement.

                                  ARTICLE VIII
                                   TERMINATION

         8.1 Mutual Agreement. This Agreement may be terminated at any time prior to the Effective Time by the written consent of the parties.

         8.2 Termination by the Purchasers. This Agreement may be terminated by the Purchasers alone, by means of written notice to the Company if there has been a material breach by the Company or the Shareholder of any representation, warranty, covenant or agreement set forth in the Agreement or other ancillary agreements.

         8.3 Termination by the Company. This Agreement may be terminated by the Company alone, by means of written notice to the Purchasers, if there has been a material breach by the Purchaser of any representation, warranty, covenant or agreement set forth in the Agreement or other ancillary agreements.

         8.4 Outside Date. This Agreement may be terminated by the Purchasers alone or by the Company alone by means of written notice if the Effective Time does not occur on or prior to March 31, 1999.

         8.5 Effect of Termination. In the event of termination of this Agreement by either the Company or the Purchasers as provided in this Article, this Agreement shall forthwith become void and have no effect, and there shall be no liability or obligation on the part of the Purchasers, the Company, or their respective officers or directors or the Shareholder, except that (i) the provisions of Section 9.2 shall survive any such termination and abandonment, and (ii) no party shall be released or relieved from any liability arising from the willful breach by such party of any of its representations, warranties, covenants or agreements as set forth in this Agreement.

                                   ARTICLE IX
                                  MISCELLANEOUS

         9.1 Entire Agreement. This Agreement, including the exhibits and schedules delivered pursuant to this Agreement, contain all of the terms and conditions agreed upon by the parties relating to the subject matter of this Agreement and supersede all prior agreements, negotiations, correspondence, undertakings, and communications of the parties, whether oral or written, respecting that subject matter, except to the extent that the Shareholder or certain of them may enter into one or more agreements among themselves and/or with the Shareholder.

         9.2 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Washington as applied to agreements entered into and entirely to be performed within that State. The parties hereby agree that any dispute or controversy arising out of or related to this Agreement or the transactions contemplated by this Agreement may be held in the federal and state courts located in King County, Washington, United States, and irrevocably consent to the non-exclusive jurisdiction of such courts with respect to any such dispute or controversy.

         9.3 Headings. The headings contained in this Agreement are intended principally for convenience and shall not, by themselves, determine the rights of the parties to this Agreement.

         9.4 Notices. All notices, requests, demands, and other communications made in connection with this Agreement shall be in writing and shall be deemed to have been duly given on the date of delivery, if delivered to the persons identified below, or upon receipt if (a) mailed by certified or registered mail, postage prepaid, return receipt requested, (ii) upon receipt if sent by express courier service, or (iii) sent by facsimile upon written confirmation of receipt by the recipient of such notice:

         If to any Purchaser:        At the contact information set forth
                                     below such Purchaser's name
                                     on the signature page to this Agreement

         With a copy to:             Preston Gates & Ellis LLP
                                     5000 Columbia Center
                                     701 Fifth Avenue
                                     Seattle, WA 98104-7078
                                     Attention:  Gary J. Kocher
                                     Telephone No.: (206) 623-7580
                                     Facsimile No.: (206) 623-7022

         If to the Company:          Knowledge Networks Acquisition, Inc.

                                     24843 Del Prado
                                     Suite 318
                                     Dana Point, CA 92629
                                     Attention:  Mr. Kirt W. James
                                     Telephone No.(949) 248-1765
                                     Facsimile No.:

         With a copy to:             William Stocker
                                     34700 Pacific coast Highway
                                     Suite 303
                                     Capistrano Beach, CA 92624
                                     Telephone: (949) 248-9561
                                     Facsimile No: (949) 248-1699

         If to the Shareholder:      Intrepid International S.A.
                                     P.O. Box 8807
                                     Panama 5, Panama
                                     Attention:
                                     Telephone No.:
                                     Facsimile No.:

         With a copy to:             Karl E. Rodriguez
                                     34700 Pacific Coast Highway
                                     Suite 303
                                     Capistrano Beach, CA 92624
                                     Telephone:  (949) 248-9561
                                     Facsimile No:  (949) 248-1688

         Such addresses may be changed, from time to time, by means of a notice given in the manner provided in this Section 9.4.

         9.5 Severability. If any provision of this Agreement is held to be unenforceable for any reason, it shall be modified rather than voided, if possible, in order to achieve the intent of the parties to this Agreement to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent.

         9.6 Survival of Representations and Warranties. Except as otherwise expressly provided herein, all representations, warranties and covenants contained in this Agreement, including the exhibits and schedules delivered pursuant to this Agreement, shall survive the Effective Time.

         9.7 Assignment. No party may assign, by operation of law or otherwise, all or any portion of its rights, obligations, or liabilities under this Agreement without the prior written consent of the other parties to this Agreement, which consent may be withheld in the absolute discretion of the party asked to grant such consent. Any attempted assignment in violation of this
Section 9.7 shall be void and of no force or effect.

         9.8 Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument. All counterparts shall be deemed an original of this Agreement.

         9.9 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties whose rights or obligations hereunder are affected by such amendment.

         9.10 Extension, Waiver. At any time prior to the Effective Time, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other party hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements, covenants or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

         9.11 Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section, Exhibit or Schedule to this Agreement unless otherwise indicated. The words "include," "includes," and "including" when used therein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         9.12 Time of Essence. Time is of the essence of each provision of this Agreement.

                     [Remainder of page intentionally blank]

         IN WITNESS WHEREOF, the Purchasers, the Company and the Shareholder have executed this Agreement as of the date first written above.

KNOWLEDGE NETWORKS ACQUISITIONS, INC.         INTREPID INTERNATIONAL S.A.

By ______________________________             By ______________________________
Name:  Kirt W. James                          Name:  Kirt W. James
Title: President                              Title: President



VERUS CAPITAL CORP.
As Agent of the Several Purchasers:

By ______________________________
Name:
Title:

Counterpart signature page to Stock Purchase Agreement dated February 5, 1999:

THE PURCHASERS:

VALIANT GROWTH FUND                         568127 BC LTD.

By: ________________________________        By: _______________________________
Name:                                       Name:
Title:                                      Title:
Address: Box 599, Caribbean Place           Address: 568127 BC Ltd.
         Providinciales Turks & Caicos               4230 Nautilus Close
         Islands, BWI                                Vancouver BC, V6R 4L6
Phone:                                      Phone:
Fax:                                        Fax:

ORION PROJECTS LIMITED                      DELTA REALTY LIMITED

____________________________________        ___________________________________
Address: 26 Ailesbury Road                  Address: 3 Charlesville
         Ballsbridge, Dublin 4                       Lower Churchtown Road
Phone:                                               Dublin 14
Fax:                                        Phone:
                                            Fax:

GOLDSTAR CONTINENTAL LIMITED                CALEDONIAN BUSINESS SERVICES LIMITED

____________________________________        ___________________________________
Address: 66 Lower Baggot Sreet              Address: 15 Herbert Street
         Dublin 2                                    Dublin 2
Phone:                                      Phone:
Fax:                                        Fax:

21ST CENTURY AGENCY LIMITED                 ESSENTIAL TRADING LIMITED

____________________________________        ___________________________________
Address: 17 Castlecourt                     Address: 8 Glencalm Drive
         Booterstown Blackrock                       The Gallops
         Co Dublin                                   Leopardstown, Dublin 18
Phone:                                      Phone:
Fax:                                        Fax:

TOPLINE MANAGEMENT SERVICES LIMITED         CITYWIDE IMPORTS & EXPORTS LIMITED

____________________________________        ___________________________________
Address: 77 Abbeyfield                      Address: Citywide Imports & Exports
         Milltown, Dublin 6                          Limited
Phone:                                               183 Beaumont
Fax:                                                 Beaumont, Dublin 9
                                            Phone:
                                            Fax:

                                  SCHEDULE 1.3

PURCHASER                                         LOAN AMOUNT   SHARES PURCHASED
---------                                         -----------   ----------------

Valiant Growth Fund                                  $108,364           298,000
568127 BC Ltd.                                        101,091           278,000
Orion Projects Limited                                 97,091           267,000
Delta Realty Limited                                   95,273           262,000
Goldstar Continental Limited                          105,454           290,000
Caledonian Business Services Limited                  102,545           282,000
21st Century Agency Limited                           100,727           277,000
Essential Trading Limited                              98,545           271,000
Topline Management Services Limited                    97,092           267,000
Citywide Imports & Exports Limited                     93,818           258,000
                                                  -----------        ----------
                                     Total:        $1,000,000         2,750,000

                             INDEX OF DEFINED TERMS

Term                                     Page Defined

Acquisition Transaction.......................12
Act............................................1
Agreement......................................1
Benefit Plans..................................7
Bulletin Board.................................9
Charter Documents..............................3
Closing........................................1
Closing Date...................................1
Common Stock...................................1
Company........................................1
Company NASD Report............................9
Company Voting Debt............................3
Company Warrants...............................3
Consents.......................................4
Consideration..................................1
Disclosure Schedule............................2
Effective Time.................................1
Environmental Laws.............................9
Financial Statements...........................4
Form D........................................11
Governmental Entity............................4
Hazardous Material.............................8
Indemnifiable Amounts.........................15
Intellectual Property..........................4
Lease..........................................6
Leases.........................................6
LLC............................................1
Loans..........................................1
Merger.........................................1
Permits........................................3
Purchasers.....................................1
Real Property..................................8
Reorganization.................................9
Reorganization Date............................9
Reverse Split.................................11

Term                                     Page Defined

SEC...........................................11
Shareholder....................................1
Shares.........................................1
Subsidiary.....................................2
tax............................................5
taxes..........................................5
Verus..........................................1